   As Filed With the Securities and Exchange Commission on October 21, 1998
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               E'TOWN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   New Jersey
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   22-2596330
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                600 SOUTH AVENUE
                        WESTFIELD, NEW JERSEY 07091-0788
                                  908-654-1234

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               Walter M. Braswell
                                    Secretary
                               E'town Corporation
                                600 South Avenue
                        Westfield, New Jersey 07091-0788
                                 (908) 654-1234
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                                 David P. Falck
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                          New York, New York 10004-1490
                                 (212) 858-1000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective, when warranted by market conditions and other factors.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [_]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT

NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_] ____

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_] ____

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [_]

CALCULATION OF REGISTRATION FEE

Title of each                               Proposed              Proposed
class of                                    maximum               maximum
securities to          Amount to            offering              aggregate            Amount of
be registered (1)      be registered        price per unit        offering price       registration fee
-----------------      -------------        --------------        --------------       ----------------
Debt Securities        $75,000,000          100%                  $75,000,000          $22,125

(1) Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              Subject to Completion
                             Dated October 20, 1998

                               P R O S P E C T U S

                                   $75,000,000

                               E'TOWN CORPORATION

                                 DEBT SECURITIES

                          ----------------------------

         E'town Corporation is a New Jersey corporation which serves as a holding company for Elizabethtown Water Company (and its wholly owned subsidiary, The Mount Holly Water Company) and for other subsidiaries engaged in water distribution, waste water treatment and real estate investments.

         We intend to offer from time to time up to $75,000,000 of our unsecured Debt Securities.

         This prospectus will be delivered for each issue of Debt Securities offered, together with a prospectus supplement that will contain specific terms of the Debt Securities.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE DEBT SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         We may offer the Debt Securities directly or through underwriters, agents or dealers. The prospectus supplement will describe the terms of that plan of distribution. "Plan of Distribution" below also provides more information on this topic.

         This prospectus may be used to offer and sell the Debt Securities only if accompanied by the prospectus supplement for those securities.

         You should read this prospectus and the prospectus supplement carefully before you invest.

                The date of this Prospectus is October __, 1998.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL A REGISTRATION STATEMENT RELATING TO THESE SECURITIES FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       WHERE YOU CAN FIND MORE INFORMATION

         E'town Corporation ("E'town" or the "Company") is required by the Securities Exchange Act of 1934 (the "Exchange Act") to file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). These reports and other information can be inspected and copied at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained visiting the SEC's website at http://www.sec.gov and by written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 (the "Securities Act") with respect to the Debt Securities offered by this prospectus. This prospectus does not contain all of the information included or incorporated by reference in the registration statement. For further information you should refer to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The information included in this document is not complete, and should be read together with the information incorporated by reference. We incorporate by reference the documents listed below and our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we or any underwriters sell all of the Debt Securities:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 ( the "1997 10-K").

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, and June 30, 1998.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                  E'town Corporation
                  600 South Avenue
                  Westfield, New Jersey  07090
                  Attention:  Secretary

         You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these Debt


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
Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                   THE COMPANY

         E'town was incorporated under the laws of the State of New Jersey in 1985 to serve as a holding company for Elizabethtown Water Company ("Elizabethtown") and its wholly owned subsidiary, The Mount Holly Water Company ("Mount Holly").

         Elizabethtown and Mount Holly are regulated water utilities serving customers in central New Jersey. Elizabethtown and Mount Holly are engaged in the distribution of water for domestic, commercial, industrial and fire protection purposes and for resale by other water companies and public bodies. Elizabethtown and Mount Holly are public utilities and are regulated by the New Jersey Board of Public Utilities. Elizabethtown presently constitutes most of E'town's assets and contributes most of its earnings.

         E'town also owns Edison Water Company ("Edison"), which operates the water system of the Township of Edison, New Jersey under a long-term contract and Liberty Water Company ("Liberty"), which operates the water system of the City of Elizabeth, New Jersey under a long-term contract. Both Edison and Liberty are unregulated. In addition, E'town owns E'town Properties, Inc. ("Properties") and Applied Water Management, Inc. ("AWM") which are unregulated subsidiaries. Properties owns various parcels of real estate in New Jersey. E'town and Properties are in the process of selling those parcels, and expect to invest the sale proceeds into water utility and wastewater investments. AWM develops, owns and operates private water and wastewater facilities for corporate and municipal clients.

         E'town's subsidiaries serve a total of 230,000 water customers in New Jersey, 53 municipalities (for fire protection service), and 11 municipalities and other water companies (for wholesale service).

         E'town's executive offices are located at 600 South Avenue, Westfield, New Jersey 07091-0788. Its telephone number is (908) 654-1234.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth E'town's ratio of earnings to fixed charges on a historical basis for each of the five full years ending with the the period ended December 31, 1997 and for the six months ended June 30, 1998.

                                                                                                Six Months
                                                    Year Ended December 31                    Ended June 30,
                             --------------------------------------------------------         --------------

                             1993         1994         1995         1996         1997              1998
                             ----         ----         ----         ----         ----              ----
Ratio of Earnings to
Fixed Charges                2.65         2.43         2.47         2.18         2.67              2.63

Earnings to Fixed Charges equals the sum of net income, dividends, Federal income taxes and interest expense (which excludes capitalized interest) divided by fixed charges. Fixed charges consist of interest paid on long-term and short-term debt, which includes capitalized interest and amortization of debt discount.

                                 USE OF PROCEEDS

         Unless otherwise set forth in the applicable prospectus supplement accompanying this prospectus, proceeds from the sale of the Offered Debt Securities (as defined below) will be used by E'town (i) together with other funds, to make a loan or equity contribution to Liberty to enable it to make payments under its contract with the City of Elizabeth, New Jersey aggregating $50 million through June 2000 (or to repay short-term debt incurred for such purpose), and (ii) for other general corporate purposes, including debt refinancing, investments in existing or new subsidiaries, acquisitions, and working capital. Pending such uses, proceeds initially may be temporarily invested in short-term securities.

                         DESCRIPTION OF DEBT SECURITIES

         Set forth below are certain general terms and provisions of the Debt Securities, which may be issued from time to time in one or more series. The particular terms of each series of Debt Securities which are to be offered under a prospectus supplement (the "Offered Debt Securities") are described in a prospectus supplement relating thereto. Accordingly, for a description of the terms of any particular series, reference must be made to both the description set forth below and the prospectus supplement relating thereto.

         The statements under this heading do not purport to be complete and are subject to the detailed provisions of an Indenture to be dated as of November __, 1998 (the "Indenture") between the Company and Summit Bank, as trustee (the "Indenture Trustee"), a copy of which has been filed as an exhibit to the Registration Statement of which this prospectus is a part. References in parentheses below refer to section numbers in the Indenture and capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture.

GENERAL

         The Debt Securities may be issued in one or more new series under the Indenture. The Indenture does not contain any limitation on the principal amount of Debt Securities which may be issued. The Debt Securities will be unsecured and unsubordinated obligations of the Company.

         Reference is made to the prospectus supplement relating to any particular series of Offered Debt Securities for the following terms, including among others: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (3) the date or dates on which the principal of any of such Debt Securities will be payable; (4) the rate or rates at which any of such Debt Securities will bear interest, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (5) the place or places where the principal of and premium, if any, and interest on any of such Debt Securities will be payable;
(6) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation, if any, of the Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (8) the denominations in which any of such Debt Securities will be issuable if other than denominations of $1,000 and any integral multiple thereof; (9) if the amount of principal of or any premium or interest on any of such Debt Securities will be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (10) if any such Debt Securities will be issued in book-entry form and, if so, any and all matters incidental to such Debt Securities; (11) any addition to the Events of Default applicable to any of such Debt Securities; (12) any addition to the covenants of the Company for the benefit of the Holders of such Debt Securities in the Indenture; and (13) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 301).

INDENTURE RESTRICTIONS

         Under the Indenture the Company will not be permitted to voluntarily place any type of lien on any of the common stock of Elizabethtown unless, at the same time or prior to such action, the Company also secures all of the Debt Securities equally and ratably with, or ahead of, the debt secured by that lien. (Section 608).

         The Company will also be prohibited from making any investments in any entity which is not primarily engaged in the generation, distribution or sale of electric energy or natural gas or the distribution or sale of water, or the furnishing of communications services, or water treatment and analysis services, or in the treatment of wastewater, unless (1) immediately after giving effect to that investment, the aggregate value of all such investments by the Company and its Subsidiaries would not exceed $50,000,000 and (2) no Default or Event of Default under the Indenture would result. This restriction will not apply in the event the Company consolidates with or merges into another company, and is not the surviving company after that transaction. (Section 609).

FORM, EXCHANGE AND TRANSFER

         Unless otherwise specified in the applicable prospectus supplement, the Debt Securities of each series will be issuable only in fully registered form without coupons and in denominations of $1,000 and any integral multiple thereof. (Sections 201 and 302).

         At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to global securities, Debt Securities of any series will be exchangeable for other Debt Securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount. (Section 305).

         Subject to the terms of the Indenture and the limitations applicable to global securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or accompanied by a duly executed instrument of transfer) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company may designate itself the Security Registrar. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305). Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debt Securities will be named in the applicable prospectus supplement. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section
602).

         The Company will not be required to (i) issue, register the transfer of, or exchange any Debt Security or any Tranche thereof during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security called for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305).

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
(Section 307).

         Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Indenture Trustee in Hackensack, New Jersey will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable prospectus supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 602).

         All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (Section 603).

REDEMPTION

         Any terms for the optional or mandatory redemption of any series of Debt Securities will be set forth in the applicable prospectus supplement. Except as shall otherwise be provided in the applicable prospectus supplement with respect to Debt Securities that are redeemable at the option of the Holder, Debt Securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days' prior to the date fixed for redemption, and, if less than all the Debt Securities of a series, or any Tranche thereof, are to be redeemed, the particular Debt Securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by such method of random selection as the Security Registrar deems fair and appropriate. (Section 403 and 404).

         Any notice of redemption at the option of the Company may state that such redemption will be conditional upon receipt by the Paying Agent or Agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Debt Securities and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Debt Securities. (Section 404).

EVENTS OF DEFAULT

         The Indenture defines the occurrence of any one or more of the following events to be an "Event of Default":

                  (a) failure to pay any interest on any Debt Security within 60 days after the same becomes due and payable;

                  (b) failure to pay the principal of or premium, if any, on any Debt Security when due and payable;

                  (c) failure to perform or breach of any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty of the Company in the Indenture solely for the benefit of one or more series of Debt Securities other than such series), for 60 days after written notice to the Company by the Indenture Trustee, or to the Company and the Indenture Trustee by the Holders of at least 33% in principal amount of the Debt Securities Outstanding under the Indenture as provided in the Indenture;

                  (d) certain events of bankruptcy, insolvency or reorganization; or

                  (e) any other Event of Default specified with respect to the Debt Securities. (Section 801).

         No Event of Default with respect to a particular series of the Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities that may be issued under the Indenture.

REMEDIES

         If an Event of Default occurs and is continuing with respect to Debt Securities of any series at the time Outstanding, then either the Indenture Trustee or the Holders of not less than 33% in principal amount of the Outstanding Debt Securities of such series may declare the principal amount (or if any of the Debt Securities of such series are Discount Securities, such portion of the principal amount of such Debt Securities as may be specified in the applicable prospectus supplement) of all of the Debt Securities of such series to be due and payable immediately; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities, the Indenture Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class, may make such declaration of acceleration, and not the Holders of the Debt Securities of any one of such series.

         At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the Event of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

                  (a) the Company has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                  (1) all overdue interest on the Debt Securities of such series;

                  (2) the principal of and premium, if any, on the Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;

                  (3) interest upon overdue interest at the rate or rates prescribed therefore in the Debt Securities of such series, to the extent that payment of such interest is lawful; and

                  (4) all amounts due to the Indenture Trustee under the Indenture;

and

                  (b) any other Event or Events of Default with respect to the Debt Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (Section 802).

         If an Event of Default occurs and is continuing with respect to a series of Debt Securities, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Debt Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities issued under the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Debt Securities of any one of such series; and provided, further, that (a) such direction will not be in conflict with any rule of law or with the Indenture and will not involve the Indenture Trustee in personal liability in circumstances where reasonable indemnity would not in the Indenture Trustee's sole discretion be adequate and (b) the Indenture Trustee may take any other action it deems proper which is not inconsistent with such direction. (Section 812).

         The Holders of a majority in principal amount of the then Outstanding Debt Securities of any series may waive any past default under the Indenture except a default (a) in the payment of the principal of or premium, if any, or interest, if any, on any Debt Security of such series or (b) with respect to a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 813).

         The right of a Holder of a Debt Security to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, but each Holder has an absolute right to receive payment of principal and premium, if any, and interest, if any, on or after the applicable due date specified in such Debt Security and to institute suit for the enforcement of any such payment. (Sections 807 and 808). The Indenture provides that the Indenture Trustee, within 90 days after the occurrence of any default thereunder with respect to the Debt Securities of any series, is required to give the Holders of the Debt Securities of such series notice of such default, unless cured or waived; provided, however, that, except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on the Debt Securities of such series, the Indenture Trustee may withhold such notice if the Indenture Trustee determines that it is in the interest of such Holders to do so; and provided, further, that in the case of an Event of Default of the character specified above in clause (c) under "Events of Default," no such notice shall be given to such Holders until at least 75 days after the occurrence thereof. (Section 902).

         The Company will be required to furnish annually to the Indenture Trustee a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Indenture. (Section 606).

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         The Company will not consolidate with or merge into any other corporation or convey, transfer, or lease its properties and assets substantially as an entirety to any Person unless (a) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety, is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Outstanding Debt Securities and the performance of all of the covenants of the Company under the Indenture, (b) immediately after giving effect to such transactions, no Default or Event of Default will have occurred and be continuing, and (c) the Company will have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel as provided in the Indenture. (Section 1101).

         Unless otherwise indicated in the applicable prospectus supplement, there are no provisions that will afford the Holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company. There are also no provisions that will require the repurchase of the Debt Securities upon a change in control of the Company.

MODIFICATION OF INDENTURE

         Without the consent of any Holders of Debt Securities, the Company and the Indenture Trustee may enter into one or more supplemental indentures, in form satisfactory to the Indenture Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and the Debt Securities;

                  (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Outstanding Debt Securities or to surrender any right or power conferred upon the Company by the Indenture;

                  (c) to add any additional Events of Default with respect to all or any series of Outstanding Debt Securities;

                  (d) to change or eliminate any provision of the Indenture or to add any provision to the Indenture; provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debt Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no Debt Security of such series remaining Outstanding under the Indenture;

                  (e) to provide collateral security for the Debt Securities;

                  (f) to establish the form or terms of Debt Securities of any series as permitted by the Indenture;

                  (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and any matters incidental thereto;

                  (h) to evidence and provide for the acceptance of appointment of a separate or successor Indenture Trustee under the Indenture with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one Indenture Trustee;

                  (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of Debt Securities;

                  (j) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Debt Securities shall be payable, (2) all or any series of Debt Securities may be surrendered for registration of transfer, (3) all or any series of Debt Securities may be surrendered for exchange, and (4) notices and demands to or upon the Company in respect of all or any series of Debt Securities may be served; or

                  (k) to cure any ambiguity, defect or inconsistency or to make any other changes to the provisions of the Indenture with respect to matters and questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect. (Section 1201).

         The consent of the Holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding under the Indenture, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture pursuant to an indenture or supplemental indenture; provided, however, that if less than all of the series of Debt Securities Outstanding under the Indenture are directly affected by a supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Debt Securities of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of Debt Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all Tranches so directly affected, considered as one class, will be required; and provided, further, that no such supplemental indenture will, without the consent of the Holder of each Outstanding Security under the Indenture of each such series directly affected thereby, (a) change the Stated Maturity of, or any installment of principal of or interest on, any Debt Security, or reduce the principal thereof or the rate of interest (or the amount of any installment of interest thereon), if any, thereon or redemption premium thereon, or change the method of calculating the rate of interest thereon, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the Redemption Date), (b) reduce the percentage in principal amount of the Debt Securities Outstanding under such series, the consent of the Holders of which is required for any supplemental indenture or waiver of compliance with any provision of the Indenture or any default thereunder and its consequences or to reduce the requirements for quorum and voting under the Indenture, or (c) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults.

         A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities or one or more Tranches thereof, or which modifies the rights of the Holders of Debt Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series or Tranche. (Section 1202).

         The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of Holders of Debt Securities, (i) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Outstanding Debt Securities under the Indenture, or all Outstanding Debt Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (i)) shall be disregarded and deemed not to be Outstanding; (ii) the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof as provided in the Indenture; and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or a composite currency that will be deemed to be Outstanding will be the amount of Dollars which could have been purchased by the principal amount (or, in the case of a Debt Security described in clause (ii) above, of the amount described in such clause) of such currency or composite currency evidenced by such Debt Security. (Section 101).

         If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of (i) determining whether Holders of the requisite proportion of the Outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act and for that purpose the Outstanding Debt Securities shall be computed as of the record date or (ii) determining which Holders may revoke any such Act. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security. (Section 104).

SATISFACTION AND DISCHARGE

         The principal amount of Debt Securities will be deemed to have been paid for purposes of the Indenture and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Indenture Trustee or any Paying Agent, in trust: (a) money in an amount which will be sufficient, or (b) Government Obligations (as defined herein), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Indenture Trustee, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Debt Securities that are outstanding. For this purpose, Government Obligations include direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America and entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof. (Section 701).

RESIGNATION OF THE INDENTURE TRUSTEE

         The Indenture Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by Act of the Holders of a majority in principal amount of the then Outstanding Debt Securities delivered to the Indenture Trustee and the Company. No resignation or removal of the Indenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Indenture Trustee appointed by Act of the Holders, if the Company has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (Section 910).

                              BOOK-ENTRY SECURITIES

         Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued under a book-entry system in the form of one or more global securities (each, a "Global Security"). Each Global Security will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in the accompanying prospectus supplement, will be The Depository Trust Company, New York, New York (the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

         The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the SEC.

         Purchases of the Offered Debt Securities under the Depositary system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on the Depositary's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

         To facilitate subsequent transfers, all Debt Securities deposited by Participants with the Depositary are registered in the name of the Depositary's partnership nominee, Cede & Co. The deposit of Debt Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Debt Securities; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither the Depositary nor Cede & Co. will consent or vote with respect to the Debt Securities. Under its usual procedures, the Depositary mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Principal, premium, if any and interest payments on the Debt Securities will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depositary, agent, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the Depositary is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         The Depositary may discontinue providing its services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor securities depository is not obtained, Debt Security certificates are required to be printed and delivered. The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered.

         The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.


                              PLAN OF DISTRIBUTION

         The Company may sell the Debt Securities: (i) through underwriters or dealers, (ii) directly to one or more purchasers, (iii) through agents or (iv) through a combination of any such methods of sale. The applicable prospectus supplement with respect to the

Offered Debt Securities shall set forth the terms of the offering of the Offered Debt Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Offered Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid by any underwriters to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

         If underwriters are used in the sale of the Offered Debt Securities, the Offered Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters with respect to a particular underwritten offering of Offered Debt Securities will be named in the applicable prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such prospectus supplement. In connection with the sale of Offered Debt Securities, the underwriters may receive compensation from the Company or from purchasers in the form of discounts, concessions or commissions. The underwriters will be, and any dealers participating in the distribution of the Offered Debt Securities may be, deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. The Company has agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. The underwriting agreement pursuant to which any Offered Debt Securities are to be sold will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the Offered Debt Securities if any are purchased; provided that the agreement between the Company and the underwriter providing for the sale of the Offered Debt Securities may provide that under certain circumstances involving a default of underwriters that less than all of the Offered Debt Securities may be purchased.

         Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Offered Debt Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the Offered Debt Securities to be higher than it would otherwise be in the absence of such transactions.

         Offered Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. The applicable prospectus supplement shall set forth the name of any agent involved in the offer or sale of the Offered Debt Securities in respect of which such prospectus supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         If so indicated in the applicable prospectus supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the applicable prospectus supplement, and such prospectus supplement will set forth the commission payable for solicitation of such contracts.


                                     EXPERTS

         The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                    LEGALITY

         Certain legal matters concerning the offering will be passed upon for the Company by Walter M. Braswell, Esq., Secretary of and counsel to the Company, and Winthrop, Stimson, Putnam & Roberts, New York, New York, special New York counsel to the Company. Certain legal matters will be passed upon for any underwriters, agents or dealers by McCarter & English, LLP, Newark, New Jersey.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                             Initial
                                              Sale
                                              ----
Registration Statement filing fee            $22,125
*Rating Agencies' fees                        55,000
*Trustees' fees                                5,000
*Fees of Company's counsel                    35,000
*Fees of Agents' counsel                      30,000
  (including blue-sky expenses)
*Accountants' fees                            20,000
*Printing and engraving costs                  5,300
*Miscellaneous expenses                        5,000
                                             -------
                  Total Expenses             177,425

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 3, Section 6 of the Company's By-Laws provides that the Company shall indemnify each director or officer of the Company and any person who, at the request of the Company, has served as a director, officer or trustee of another corporation in which the Company has a financial interest against reasonable costs, expenses and counsel fees paid or incurred (including any judgments, fines or reasonable settlements exclusive of any amount paid to the Company in settlement) in connection with the defense of any action, suit or proceeding in which such person is named as a party by reason of having been such director, officer or trustee or by reason of any action taken or not taken in such capacity unless such director, officer or trustee is finally adjudged to have been derelict in the performance of his duties as director, officer or trustee. If any such action, suit or proceeding is settled or otherwise terminated as against such director, officer or trustee without a final determination on the merits and the Board of Directors of the Company shall determine that such director, officer or trustee has not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding, the Company shall indemnify such director, officer or trustee as aforesaid.

         Such rights of indemnification are not exclusive of any rights to which a director or officer of the Company may have pursuant to statute or otherwise.

         Section 14A:3-5 of the New Jersey Business Corporation Act (the "Act") gives a corporation the power, without a specific authorization in its certificate of incorporation or by-laws, to indemnify a corporate agent against expenses and liabilities incurred in connection with certain proceedings involving the corporate agent by reason of his being or having been such a corporate agent, provided that with regard to a proceeding other than one by or in the right of the corporation, the corporate agent must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. In any such proceeding, termination of a proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not of itself create a presumption that any such corporate agent failed to meet the above applicable standards of conduct. The indemnification provided by the Act does not exclude any rights to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. No indemnification, other than that required when a corporate agent is successful on the merits or otherwise in any of the above proceedings shall be allowed if such indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law or a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action in effect at the time of the accrual of the alleged cause of action which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

         The Company also has insurance policies which, among other things, provide officers and directors liability coverage, individually and in the aggregate up to a limit of $20 million for each loss within a 12-month period.

ITEM 16.  LIST OF EXHIBITS.

1                 Form of Distribution Agreement
4(a)              Form of Indenture between E'town Corporation and Summit Bank
4(b)              Form of Debt Security
5                 Opinion of Walter M. Braswell
12                Computation of Ratio of Earnings to Fixed Charges
23(a)             Consent of Deloitte & Touche LLP, Independent Auditors
23(b)             Consent of Walter M. Braswell, Esq. (incorporated into Exhibit
                  5)
24                Power of attorney for each officer and director signing the
                  Registration Statement.
25                Statement of eligibility of trustee (Statement of Eligibility and Qualification on Form T-1 of Summit Bank under the
                  Indenture).
27                Financial Data Schedule



ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act; and

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and this Registration Statement has been signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westfield and State of New Jersey, on the 20th day of October, 1998.


                  E'TOWN CORPORATION


                  By:    /s/Gail P. Brady
                         ----------------
                  Title: Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                              Date
---------                           -----                              ----
*/s/Andrew M. Chapman               President and Director             October 20, 1998
---------------------               (Principal Executive Officer)


/s/Gail P. Brady                    Treasurer                          October 20, 1998
----------------                    (Principal Financial Officer)

*/s/Thomas J. Cawley                Director                           October 20, 1998
--------------------

*/s/Anthony S. Cicatiello           Director                           October 20, 1998
-------------------------

*/s/Edward A. Clerico               Director                           October 20, 1998
---------------------

*/s/Dennis Doll                     Controller (Principal Accounting   October 20, 1998
---------------                     Officer)


*/s/Anne Evans Estabrook            Director, Chairman of the Board    October 20, 1998
------------------------

*/s/James W. Hughes                 Director                           October 20, 1998
-------------------

*/s/John Kean                       Director                           October 20, 1998
-------------

*/s/Robert W. Kean, III             Director                           October 20, 1998
-----------------------

*/s/Barry T. Parker                 Director                           October 20, 1998
-------------------

*/s/Hugh M. Pfaltz                  Director                           October 20, 1998
------------------

*/s/Chester A. Ring                 Director                           October 20, 1998
-------------------

*/s/Joan Verplanck                  Director                           October 20, 1998
------------------

*By: Gail P. Brady as Attorney-in-Fact


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